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                                                              Exhibit 10.52


DEUTSCHE BANK
Aktiengesellschaft



Date:               June 2, 2003

To:                 Maguire Properties L.P.

Attention:          Jeff Friedman
Facsimile no.:      1 213 533 5102

cc:                 Chatham Financial
Facsimile no.:      1 610 925 3125

OUR REFERENCE:      GLOBAL NO. N235205N

RE:                 SWAPTION TRANSACTION


Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Deutsche Bank AG ("DBAG") and Maguire Properties LP ("Counterparty") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation evidences a complete and binding agreement between DBAG ("Party A") and Counterparty ("Party B") as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming Transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation) shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border)(the "ISDA Form") (as may be amended, modified or supplemented from time to time, the "Agreement") as if we had executed an agreement on the Trade Date of the first such Transaction between us in such form, with Schedule thereto (i) specifying only that (a) the governing law is the laws of the State of New York, without reference to choice of law doctrine, and (b) the Termination Currency is U.S. Dollars and (ii) incorporating the addition to the definition of "Indemnifiable Tax" contained in (page 48 of) the ISDA "User's Guide to the 1992 ISDA Master Agreements" with the modifications contained herein. In the event of any inconsistency between the terms of this Confirmation, and the terms of the Agreement, this Confirmation will prevail for the purpose of this Transaction.
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2. The Transaction to which this Confirmation relates is a Swaption, the terms of which are as follows:

(a) SWAPTION TERMS

          Trade Date:                   June 2, 2003

          Option Style:                 European

          Seller:                       DBAG

          Buyer:                        Counterparty

          Premium:                      USD 1,520,050.00

          Premium Payment Date:         June 4, 2003

          Exercise Business Day:        New York

(b)  PROCEDURE FOR EXERCISE:

          Expiration Date:              June 30, 2003

          Earliest Exercise Time:       9:00 a.m., New York time

          Expiration Time:              11:00 a.m., New York time, subject to Section 2(d)

          Fallback Exercise:            Applicable

(c)  SETTLEMENT TERMS:

          Settlement:                   Cash, subject to Section 2(d)

          Cash Settlement Valuation
          Time:                         11:00 a.m., New York time, subject to Section 2(d)

          Cash Settlement
          Payment Date:                 Two Business Days following the Exercise Date

          Cash Settlement Method:       Cash Price

          Settlement Rate:              Inapplicable

          Cash Settlement Reference
          Banks:                        As defined in Section 2(d)

          Quotation Rate:               Mid

(d)  ADDITIONAL CASH SETTLEMENT TERMS:

This Transaction will be terminated on the Exercise Date. The amount determined to be due to a party in respect of this cash settlement (the "Cash Settlement Amount") shall be payable two New York Business Days following the Exercise Date and shall be determined in accordance with the following:



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      (1) The parties shall attempt to agree by no later than 2:00 p.m. New York
          City time of the Exercise Date on the mid-market cash settlement value of a swap transaction of the same characteristics and equal maturity to this Swap Transaction as outstanding on the Exercise Date.

      (2) If Counterparty and DBAG fail to reach an agreement, the Cash Settlement Amount shall be determined in accordance with Section 17.3 of the 2000 ISDA Definitions, specifically:

             Cash Settlement Method:           Cash Price

             Cash Settlement Reference Banks:  To be agreed upon by Counterparty and DBAG, however, if fewer than
                                               three quotations are provided,
                                               the last sentence of Section
                                               17.3(a) of the 2000 ISDA
                                               Definitions will be replaced by
                                               the last sentence of Section
                                               17.3(b) of the 2000 ISDA
                                               Definitions.

             Quotation Rate:                   Mid

          DBAG (as determined by DBAG and agreed to by Counterparty) shall pay to Counterparty the Cash Settlement Amount on the Effective Date. Once the Cash Settlement Amount has been fully and finally paid, then all rights, duties and obligations of the parties under and with respect to this Transaction shall terminate.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

    Type of Transaction:                    Interest Rate Swap

    Notional Amount:                        USD 301,000,000.00

    Effective Date:                         July 2, 2003

    Termination Date:                       July 2, 2007, subject to adjustment
                                            in accordance with the Modified
                                            Following Business Day Convention.

FIXED AMOUNTS:

    Fixed Rate Payer:                       Counterparty

    Fixed Rate Payer Period End Dates:      The 2nd day of each month of each
                                            year, commencing August 2, 2003,
                                            through and including the
                                            Termination Date

    Fixed Rate Payer Payment Dates:         The 2nd day of each month of each
                                            year, commencing August 2, 2003,
                                            through and including the
                                            Termination Date

    Fixed Rate:                             2.29%

    Fixed Rate Day Count Fraction:          Actual/360

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     Fixed Rate Payer Business Days:                   New York

     Fixed Rate Payer Business Day Convention:         Modified Following

FLOATING AMOUNTS:

     Floating Rate Payer:                              DBAG

     Floating Rate Payer Period End Dates:             The 2nd day of each
                                                       month of each year,
                                                       commencing August 2,
                                                       2003, through and
                                                       including the
                                                       Termination Date

     Floating Rate Payer Payment Dates:                The 2nd day of each month
                                                       of each year, commencing
                                                       August 2, 2003, through
                                                       and including the
                                                       Termination Date

     Floating Rate for initial Calculation Period:     To be determined

     Floating Rate Option:                             USD-LIBOR-BBA

     Designated Maturity:                              One month

     Spread:                                           None

     Floating Rate Day Count Fraction:                 Actual/360

     Reset Dates:                                      The first Floating Rate
                                                       Payer Business Day of
                                                       each Calculation Period
                                                       or Compounding Period, if
                                                       Compounding is
                                                       applicable.

     Compounding:                                      Inapplicable

     Floating Rate Payer Business Days:                New York

     Floating Rate Payer Business Day
     Convention:                                       Modified Following

4. ACCOUNT DETAILS:

          USD DBAG Payment Instructions:
          Account With:                               Deutsche Bank AG, New York
          SWIFT Code:                                 DEUTUS33
          Favor Of:                                   Deutsche Bank AG, New York
          Account Number:                             100440170004

          USD Counterparty Payment Instructions:      Please provide

5. OFFICES:

The Office of DBAG for this Transaction is New York.

6. CALCULATION AGENT:                                  The party specified as
                                                       such in the Agreement, or
                                                       if not specified therein,
                                                       DBAG.

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
7.   REPRESENTATIONS

     Counterparty, if it is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate, represents that it is a foreign person for purposes of US Treasury regulations relating to information reporting and backup withholding.

     Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

     (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

     (ii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

     (iii) STATUS OF PARTIES. The other party is not acting as a fiduciary for, or an adviser to it in respect of this Transaction.

8.   ASSIGNMENT PROVISIONS:

     This contract may be assigned to a major market maker with DBAG's consent, which will not be unreasonably withheld or delayed.

9.   MODIFICATIONS TO THE ISDA FORM:

     "SPECIFIED ENTITY" means"
          (i)  in relation to Party A:       Not Applicable
          (ii) in relation to Party B:       Not Applicable

     The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and Party B subject to amendment:

     such that the words ", or becoming capable at such time of being declared," will be deleted and by adding at the end thereof the following words:
     "provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) above if (A)(I) the default, or other similar event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the


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     party through which it was acting for purposes of the relevant Specified
     Indebtedness, by reason of force majeure, act of State, illegality or impossibility."

     With regard to Party A, "Threshold Amount" means 3% of its shareholders' equity (i.e., the sum of capital and disclosed reserves as reported in the most recently published annual audited consolidated financial statements of Deutsche Bank AG.)

     With regard to Party B, "Threshold Amount" means $10,000,000.

     The "CREDIT EVENT UPON MERGER" provision in Section 5(b)(iv) will apply to Party A and Party B.

     The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

     "ADDITIONAL TERMINATION EVENT" will not apply to Party A and will not apply to Party B.

     PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement:

          (i)       Market Quotation
          (ii)      The Second Method will apply.

PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B each represent to the other that, in respect of each Transaction which it enters into through an Office or discretionary agent in the United States of America ("U.S."), each payment received or to be received by it under that Transaction will be effectively connected with its conduct of a trade or business in the U.S.

10. SET OFF

     Section 6 of this Agreement is amended by the addition of the following
     Section 6(f):

     "(f) Upon the designation of any Early Termination Date, the party that is not the Defaulting Party or Affected Party ("X") may, without prior notice to the Defaulting or Affected Party ("Y)", set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Y to X (the "X Set Off Amount") against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X to Y (the "Y Set Off Amount"). X will give notice to the other party of any set off effected under this
     Section 6(f).

     For this purpose, either the X Set Off Amount or the Y Set Off Amount (or the relevant portion of such set amounts) may be converted by X into the currency in which the other set off amount is denominated at the rate of exchange at which X would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

     If a sum or obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.





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Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

11. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile or e-mail to:

          Attention: Derivative Documentation
          Telephone: 44 20 7547 4755
          Facsimile: 44 20 7545 9761
          E-mail: Derivative.Documentation@db.com

     This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

     Yours sincerely,

     Deutsche Bank AG

     BY:  /s/ Nimisha Patel

     NAME: Nimisha Patel
     AUTHORIZED SIGNATORY

     BY:  /s/ Fritha McCormick

     NAME: Fritha McCormick
     AUTHORIZED SIGNATORY

     Confirmed as of the date first written above:

     Maguire Properties LP

     By:
     Name:
     Title:



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